AllDigital, Inc.

STOCK OPTION AGREEMENT

This AGREEMENT is between AllDigital, Inc., a California corporation, (the “Company”), and [___________________] (the “Optionee”), pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”). The Company and the Optionee agree as follows:

1.                  Option Grant/Type of Option. The Company grants to the Optionee on the terms and conditions of this Agreement the right and the option (the “Option”) to purchase all or any part of [____] shares of the Company’s Common Stock at a purchase price of $[_____] per share. The terms and conditions of the Option grant set forth in attached Exhibit A are incorporated into and made a part of this Agreement. The Option [is] [is not] intended to be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

2.                  Grant Date; Expiration Date. The Grant Date for this Option is [_________]. The Option shall continue in effect until the [tenth] anniversary of the Grant Date (the “Expiration Date”) unless earlier terminated as provided in Sections 1, 6 or 7 of Exhibit A. The Option shall not be exercisable on or after the Expiration Date.

3.                  Time of Exercise of Option. Until it expires or is terminated as provided in Sections 1, 6 or 7 of this Exhibit A, the Option may be exercised from time to time to purchase up to the number of whole shares as to which it has become exercisable. The Option shall not be exercisable until _________________. Thereafter, this Option shall become exercisable for ____ of the total number of shares subject thereto on the last day of each calendar month, so that the Option will be fully exercisable on the fourth anniversary of the Grant Date.

The parties have executed this Agreement in duplicate as of the Grant Date.

AllDigital, Inc. By: __________________________________ Its: __________________________________ Address: AllDigital, Inc. 2821 McGaw Avenue Irvine, CA 92614 Attn: Paul Summers

Optionee

____________________________________

(Signature)

____________________________________

(Print Name)

Address:

_____________________________________

_____________________________________

_____________________________________

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AllDigital, INC.

EXHIBIT A TO

STOCK OPTION AGREEMENT

1.            Termination of Employment or Service.

1.1              General Rule. Except as provided in this Section 1, the Option may not be exercised unless at the time of exercise the Optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the Grant Date. For purposes of this Exhibit A, the Optionee is considered to be employed by or in the service of the Company if the Optionee is employed by or in the service of the Company or any parent or subsidiary of the Company (an “Employer”).

1.2              Termination Generally. If the Optionee’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 1.3 or 1.4, the Option may be exercised at any time before the Expiration Date or the expiration of 90 days after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination.

1.3              Termination Because of Total Disability. If the Optionee’s employment or service with the Company terminates because of total disability, the Option may be exercised at any time before the Expiration Date or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Optionee to be unable to perform duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

1.4              Termination Because of Death. If the Optionee dies while employed by or in the service of the Company, the Option may be exercised at any time before the Expiration Date or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of death and only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

1.5              Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Vesting of the Option shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of the Option shall be suspended during any other unpaid leave of absence.

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1.6              Failure to Exercise Option. To the extent that the Option of any deceased Optionee or any Optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the Option shall cease and terminate.

2.             Method of Exercise of Option. The Option may be exercised only by notice in writing from the Optionee to the Company of the Optionee’s binding commitment to purchase shares, specifying the number of shares the Optionee desires to purchase under the Option and the date on which the Optionee agrees to complete the transaction, which may not be more than 30 days after delivery of the notice, and, if required to comply with the Securities Act of 1933, containing a representation that it is the Optionee’s intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase, the Optionee must pay the Company the full purchase price of those shares in cash or by check. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. The Optionee shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of the Option or as a result of disposition of shares acquired pursuant to exercise of the Option) beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company, in cash or by check, on demand. If the Optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Optionee, including salary, subject to applicable law. The Board of Directors may, in its discretion, permit payment of the purchase by any additional methods permitted by governing law and the Plan, including without limitation, in Common Stock of the Company valued at fair market value, provided such Common Stock has been previously acquired and held by the Optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Company.

3.             Disqualifying Disposition. If the Option is an Incentive Stock Option and if within two years after the Grant Date or within 12 months after the exercise of the Option, the Optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the Optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

4.            Nontransferability. The Option is nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death, and during the Optionee’s lifetime, the Option is exercisable only by the Optionee.

5.            Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, distribution, reverse stock split, recapitalization or reclassification, appropriate adjustment shall be made by the Company in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Company shall make appropriate adjustment in the number and kind of shares as to which outstanding options or other awards, or portions thereof then unexercised, shall relate, so that the holder’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Company shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Company. Any such adjustments made by the Company shall be conclusive.

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6.           Mergers, Reorganizations, Etc.  For purposes of this Section, a “Transaction” shall mean (a) a transaction (or a related series of transactions not in the ordinary course of business) in which a majority of the assets or business of the Company is transferred, by merger, lease, sale, consolidation, plan of exchange, split-up, split-off, spin-off, reorganization, liquidation or other transfer, to a person or entity that is not a parent of the Company, a wholly-owned subsidiary of the Company or another entity in which the shareholders of the Company immediately prior to such transaction (or the first of a series of related transaction) receive in the transaction on a pro rata basis and own immediately after the transaction (or the last of a series of related transactions) a majority of the issued and outstanding shares of capital stock, or (b) a transfer by one or more shareholders, in one transfer or several related transfers (such as in response to a tender offer or in a collectively negotiated sale), of 50% or more of the Common Stock outstanding on the date of such transfer (or the first of such related transfers) to persons, other than wholly-owned subsidiaries or family trusts, who were not shareholders of the Company prior to the first such transfer.

In the event of a Transaction, the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options and other awards under the Plan prior to the consummation of the Transaction:

6.1              Outstanding options and other awards shall remain in effect in accordance with their terms.

6.2              Outstanding options and other awards shall be converted into options to purchase stock or awards with respect to stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options or other awards shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. The converted options or other awards shall be vested only to the extent that the vesting requirements relating to options or other awards granted hereunder have been satisfied. The Board of Directors of the Company may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full prior to being converted into options to purchase stock of the surviving or acquiring corporations in the Transaction.

6.3              With respect to the options, the Company shall provide a period of a least 10 days before the completion of the Transaction during which the opions may be exercised, to the extent then exercisable, and upon the expiration of that period, the options shall immediately terminate. The Company may, its sole discretion, accelerate the exercisability of the options so that the options are exercisable in full during that period.

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The Company intends to enter into a merger (the “Merger”) with a subsidiary of Aftermarket Enterprises Inc. (“Aftermarket”) pursuant to which the Company will become a wholly-owned subsidiary of Aftermarket and the shareholders of the Company will acquire a majority of the outstanding shares of common stock of Aftermarket. Notwithstanding anything in this Section 6, in connection with the Merger (a) AfterMarket will adopt the Plan, (b) consistent with Section 6.2 above, this Option shall convert into an options to purchase common stock of Aftermarket with the number of shares subject to this Option and the exercise price to be equitably adjusted consistent with the exchange ratio in the Merger (and the term of this Option not otherwise to be affected), and (c) Aftermarket shall have the right substitute for this Stock Option Agreement and agreement reflecting (a) and (b) above.1

7.            Dissolution. In the event of the dissolution of the Company, options and other awards shall be treated in accordance with Section 6.3.

8.           Market Stand-off. The Optionee agrees, in connection with any public equity offering by the Company, (a) not to sell or otherwise dispose of any securities of the Company acquired pursuant to the exercise of the Option in conformance with terms of the lock-up or similar agreement proposed by the underwriters for such offering and (b) to execute an agreement in the form proposed; provided that (x) substantially all of the Company’s officers and directors enter into identical agreements, (y) the restrictive period does not exceed 180 days following the offering, and (z) the failure to execute a form of agreement shall not affect the enforceability of this covenant. To enforce this covenant, the Company may impose stop-transfer instructions with respect to the securities of the Optionee until the end of the restrictive period.

9.          Conditions on Obligations. Notwithstanding any contrary provision in this Agreement, except as waived on a case by case basis by the Company in its sole discretion, no person may exercise the Option unless the shares to be acquired have been registered under the Securities Act of 1933 (the “Act”) and any other applicable securities laws of any state, or the Company has received an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company stating that the exercise of the Option and the issuance of shares pursuant to the exercise is registered or exempt from such registration requirements. Unless the issuance of the shares to the Optionee has been registered under the Act and applicable state securities laws, the Optionee shall represent to the Company, as a condition precedent to the Company’s obligation to issue shares of Common Stock upon exercise of the Option, that: (a) the Optionee is acquiring the shares for investment purposes only and without the intent of making any sale or disposition thereof; (b) the Optionee has been advised and understands that the shares have not been registered for sale pursuant to federal and state securities laws and are “restricted securities” under such laws; and (c) the Optionee acknowledges that the shares will be subject to stop transfer instructions and bear such restrictive legends as the Company may reasonably require for purposes of securities law compliance. Notwithstanding anything to the contrary in this Agreement, the inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

Include only in pre-merger grants.

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10.          No Right to Employment or Service. Participation in the Plan and acceptance of the grant of securities pursuant to this Agreement by the Participant is entirely voluntary and not obligatory and does not constitute a condition of employment, appointment or engagement to provide services. Nothing in the Plan or this Agreement shall (i) confer upon the Optionee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the Optionee’s employment at will at any time, for any reason, with or without cause, or to decrease the Optionee’s compensation or benefits, or (ii) confer upon the Optionee any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

11.         Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee.

12.         Notices. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mail by registered or certified mail, postage prepaid. Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

13.        Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock until the date the Optionee becomes the holder or record of those shares. No adjustment shall be made for dividends or other rights for which the record date occurs before the date the Optionee becomes the holder of record.

14.        Amendments. The Company may at any time amend this Agreement if the amendment does not adversely affect the Optionee. Otherwise, this Agreement may not be amended without the written consent of the Optionee and the Company.

15.        Governing Law. This Agreement shall be governed by the laws of the state of California.

16.        Complete Agreement. This Agreement constitutes the entire agreement between the Optionee and the Company, both oral and written concerning the matters addressed herein, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.